SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) August 26, 1999

                            Church & Dwight Co., Inc.
             (Exact name of registrant as specified in its charter)



       Delaware                                            134996950
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(State of incorporation or organization)                (I.R.S. Employer
                                                       Identification No.)


469 North Harrison Street
Princeton, New Jersey                                            08543
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(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code:  (609) 683-5900


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Item 5.  Other Events

                  On August 20, 1999, the Board of Directors of Church & Dwight Co., Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company. The distribution is payable on September 13, 1999, to the stockholders of record on September 13, 1999. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Junior Participating Cumulative Preferred Stock, par value $1.00 per share ("Preferred Stock") at a price of $200.00 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

                  Until the earliest to occur of ten business days following (i) a public announcement or notice to the Company that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock of the Company (the "Stock Acquisition Time"), (ii) the commencement or announcement of an intention to make a tender offer or exchange offer for 20% or more of the outstanding shares of such Common Stock, or (iii) the determination by the Board of Directors that a person is an Adverse Person (as defined in the Rights Agreement) (the earliest of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of September 13, 1999, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after September 13, 1999, upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of September 13, 1999, even without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on September 13, 2009, unless earlier redeemed by the Company as described below.

                  The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of Preferred Stock of certain rights or warrants to subscribe for shares of Preferred Stock, or (iii) upon the distribution to holders of shares of Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in shares of Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights and the number of shares of Preferred Stock issuable upon the exercise of each Right are also subject to adjustment in the event of a stock split, combination or stock dividend on the Common Stock.

                  In the event that after the Stock Acquisition Time the Company is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power or assets representing 50% or more of the Company's cash flow are sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value (as defined in the Rights Agreement) of two times the exercise price of the Right. In the event that the Company were the surviving corporation of a merger and its Common Stock were changed or exchanged, proper provision shall be made so that each holder of a Right will thereafter have the right to receive upon exercise that number of share of common stock of the other party to the transaction having a market value of two times the exercise price of the Right.

                  In the event that either (i) any person or group of affiliates or associated persons acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock of the Company (unless such person or group becomes an Acquiring Person pursuant to a cash tender offer for all outstanding shares of Common Stock which is determined to be fair and in the best interests of the Company and its shareholders by a majority of the members of the Board of Directors of the Company who are no officers of the Company or affiliated or associated with the Acquiring Person) or (ii) the Board of Directors of the Company determines that any person who beneficially owns at least 10% of the outstanding Common Stock of the Company (a) intends to cause the Company to repurchase his stock, (b) intends to pressure the Company to take action or enter into a transaction that would be opposed to the long-term interests of the Company, or (c) causes or is reasonably likely to cause a material adverse impact on the business or prospects of the Company (any such person an "Adverse Person"), proper provision shall be made so that each holder of a Right, other than Rights that were beneficially owned by the Acquiring Person or the Adverse Person, as the case may be, which will thereafter be void, will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments required an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and, in lieu thereof an adjustment in cash will be made based on the market price of shares of Common Stock on the last trading date prior to the date of exercise.

                  At any time prior to the  earlier of ten  business  days after
(i) the public announcement or notice to the Company that person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock of the Company or (ii) the time that the Board of Directors has determined that a person is an Adverse Person, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  Each share of Preferred Stock purchasable upon exercise of the Rights will have a minimum preferential dividend of $100.00 per year, but will be entitled to receive, in the aggregate, a dividend of 100 times the dividend declared on the shares of Common Stock. In the event of liquidation, the holders of the shares of Preferred Stock will be entitled to receive a minimum liquidation payment of $100 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the shares of Common Stock. In addition, if dividends on the Preferred Stock are in arrears for four consecutive quarterly payment periods, the holders of the Preferred Stock will have the right, voting as a class, to elect two members of the Board of Directors. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the shares of Preferred Stock as to dividends and liquidation, and in the event of mergers and consolidations, are protected by antidilution provisions.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  The Rights and the Right Agreement can be amended in any respect by the Board of Directors of the Company in any respect whatsoever (including, without limitation, any extension of the period in which the Rights may be redeemed) prior to the close of business on the tenth business day following the Stock Acquisition Time or the determination by the Board of Directors that a person is an Adverse Person. From and after such a time, without the approval of the stockholders of the Company or the holders of the Rights, the Board of Directors may only supplement or amend the Rights Agreement in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision in the Rights Agreement, or (iii) to make any amendments or supplements which the Company may in the Rights Agreement, or (iii) to make any amendments or supplements which the Company may deem necessary or desirable which shall not adversely affect the interests of the holders of the Rights (other than an Acquiring Person, an Adverse Person or an affiliate or Associate thereof).

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated August 26, 1999. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 7.   Exhibits.

4. Rights Agreement, dated as of August 20, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent which includes the Certificate of Designation for the Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Shares of Preferred Stock as Exhibit C. Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after (i) a public announcement or notice to the Company that a person or group of affiliated or associated persons acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock of the Company, (ii) the commencement or announcement of an intention to make a tender offer or exchange offer for 20% or more of the outstanding shares of such Common Stock, or (iii) the determination by the Board of Directors that a person is an Adverse Person (as defined in the Rights Agreement). The Rights Agreement has been filed with the Securities and Exchange Commission on the Company's Form 8-A12B dated August 26, 1999, which is incorporated herein by reference.

99. Press Release dated August 27, 1999. The Press Release has been filed with the Securities and Exchange Commission on the Company's Form 8-A12B dated August 26, 1999, which is incorporated herein by reference.


                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      CHURCH & DWIGHT CO., INC.

DATED: August 26, 1999                By: /s/Mark A. Bilawsky
                                         --------------------------------
                                      Name:  Mark A. Bilawsky
                                      Title: Vice President, General Counsel
                                             and Secretary